Exhibit 99.4

SECURITY AGREEMENT

made by

AMERICAN CAPITAL, LTD.

and certain of its Subsidiaries

in favor of

US BANK, NATIONAL ASSOCIATION,

as Collateral Trustee

Dated as of             , 2010

SECTION 6.	THE COLLATERAL TRUSTEE	24
6.1.	Collateral Trustee’s Appointment as Attorney-in-Fact, etc.	24
6.2.	Duty of Collateral Trustee	25
6.3.	Authorization of Financing Statements	26
6.4.	Authority of Collateral Trustee	26

SECTION 7.	MISCELLANEOUS	26
7.1.	Amendments in Writing	26
7.2.	Notices	26
7.3.	No Waiver by Course of Conduct; Cumulative Remedies	27
7.4.	Successors and Assigns	27
7.5.	Counterparts	27
7.6.	Severability	27
7.7.	Section Headings	27
7.8.	Integration	27
7.9.	GOVERNING LAW	27
7.10.	Submission To Jurisdiction; Waivers	28
7.11.	Additional Grantors	28
7.12.	Releases	28
7.13.	Collateral Trust Agreement	29
7.14.	WAIVER OF JURY TRIAL	29

SCHEDULES

Schedule 1.1A	Investment Property
Schedule 1.1B	Excluded Accounts
Schedule 1.1C	Commercial Tort Claims
Schedule 3.3	Jurisdiction of Organization and Notice Addresses
Schedule 3.4	Locations of Inventory and Equipment
Schedule 3.5	Intellectual Property
Schedule 3.6	Vehicles
Schedule 3.8	Deposit Accounts; Securities Accounts
Schedule 3.9	Portfolio Investments

ANNEXES

Annex 1	Assumption Agreement
Annex 2	Intellectual Property Short Form Security Agreements

SECURITY AGREEMENT

SECURITY AGREEMENT, dated as of [    ], 2010, made by American Capital, Ltd., a Delaware corporation (the “Company”), the subsidiaries of the Company from time to time parties hereto (together with the Company and any other entity that may become a party hereto as provided herein the “Grantors”), in favor of US Bank, National Association, a national banking association, as Collateral Trustee (in such capacity, the “Collateral Trustee”) under the Collateral Trust and Intercreditor Agreement, dated as of [    ], 2010 (as amended, supplemented or otherwise modified from time to time, the “Collateral Trust Agreement”), among the Grantors, the Primary Holder Representatives (as defined therein) and the Collateral Trustee.

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, dated as of May 16, 2007, as amended and restated as of [    ], 2010 (as amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Credit Agreement”), among the Company, the Lenders parties thereto, the agents named therein and Wells Fargo Bank, N.A., as Administrative Agent, the Lenders have made extensions of credit to the Company which have been converted to term loans (the “Term Loans”) to the Company upon the terms and subject to the conditions set forth therein;

WHEREAS, pursuant to the Indenture dated as of [            ], 2010 among the Company and Wilmington Trust FSB, as trustee (as amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Indenture”), the Company has issued various series of its Senior Secured Amortizing Notes due 2013 (collectively, the “Public Notes”) upon the terms and subject to the conditions set forth therein;

WHEREAS, the Company has entered into cash interest rate hedging agreements under which it has Existing Hedging Obligations (as defined in the Collateral Trust Agreement);

WHEREAS, the Company and the other Grantors may issue from time to time Permitted Refinancing Debt;

WHEREAS, the Company is a member of an affiliated group of companies that includes each other Grantor;

WHEREAS, the Credit Agreement and the Indenture have been entered into, among other things, in order to refinance and restructure extensions of credit (the “Prior Debt”) made to the Company, the proceeds of which were used in part to enable the Company to make valuable transfers to one or more of the other Grantors in connection with the operation of their respective businesses;

WHEREAS, the Company and the other Grantors are engaged in related businesses, and each Grantor has derived substantial direct and indirect benefit from the Prior Debt and will derive substantial direct and indirect benefit from the Debt Restructuring and the extensions of credit made pursuant to the Secured Instruments;

WHEREAS, the Company and the other Grantors have determined that the Debt Restructuring and the actions related thereto, including entering into this Security Agreement, are necessary or convenient to the continued conduct, promotion or attainment of the businesses of the Company and the other Grantors;

WHEREAS, each Grantor (other than the Company) has guaranteed the obligations of the Company under the Secured Instruments; and

WHEREAS, it is a condition precedent to the obligation of the Secured Parties to enter the Secured Instruments to which they are parties that the Grantors shall have executed and delivered this Agreement to the Collateral Trustee for the benefit of the Secured Parties;

NOW, THEREFORE, in consideration of the premises herein and to induce the Secured Parties to enter into the Secured Instruments, each Grantor hereby agrees with the Collateral Trustee, for the benefit of the Secured Parties, as follows:

SECTION 1. DEFINED TERMS

1.1. Definitions. (b) Unless otherwise defined herein, terms defined in the Collateral Trust Agreement and used herein shall have the meanings given to them therein, and the following terms are used herein as defined in Article 8 or 9 of the UCC: Accounts, Certificated Security, Chattel Paper, Commercial Tort Claims, Documents, Equipment, Fixtures, General Intangibles, Instruments, Inventory, Letter-of-Credit Rights, Records and Supporting Obligations.

(c) The following terms shall have the following meanings:

“Agreement”: this Security Agreement, as the same may be amended, supplemented or otherwise modified or replaced from time to time.

“Applicable IP Office”: the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof.

“Collateral”: as defined in Section 2.

“Collateral Trust Agreement”: as defined in the preamble hereto.

“Collateral Trustee”: as defined in the preamble hereto.

“Company”: as defined in the preamble hereto.

“Copyright Licenses”: all agreements, whether written or oral, naming any Grantor as licensor or exclusive licensee (including, without limitation, any such agreement relating to Copyrights registered or Copyright applications in the Applicable IP Office referred to in Schedule 3.5, as such schedule may be amended or restated from time to time), granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

“Copyrights”: (i) all copyrights and works of authorship owned by or exclusively licensed to such Grantor, arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished (including, without limitation, those listed in Schedule 3.5, as such schedule may be amended or supplemented from time to time), all registrations and recordings thereof, and all applications in connection therewith, including without limitation, all registrations, recordings and applications in the Applicable IP Office, (ii) the right to obtain all renewals thereof, and (iii) the right to sue for past, present and future infringements thereof.

“Credit Agreement”: as defined in the preamble hereto.

“Debt Restructuring”: as defined in the Credit Agreement or the Indenture.

“Default”: a Default as defined in the Credit Agreement or the Indenture.

“Deposit Account”: as defined in the UCC and, in any event, including, without limitation, any demand, time, savings, passbook, checking or like account maintained with a depositary institution.

“Deposit Account Control Agreement”: an agreement, in form and substance satisfactory to the Primary Holder Representatives (it being understood that such agreement shall be deemed satisfactory to the Public Note Representative if it receives an opinion of counsel from a nationally recognized law firm addressed to the Public Note Representative stating that such agreement effects, at the time of execution thereof, “control” pursuant to Section 9-104 of the UCC such that the Secured Parties have a perfected security interest in such Deposit Account and the deposits, balances and other property held in such Deposit Account), among the relevant Grantor, the relevant banking institution with which such Grantor maintains a Deposit Account, and the Collateral Trustee with respect to collection and control (provided exclusive control is a springing control only when a Notice of Acceleration is in effect) of all deposits, balances and other property held in such Deposit Account maintained by such Grantor with such banking institution in order to create a perfected security interest therein.

“Event of Default”: an Event of Default as defined in the Credit Agreement or the Indenture.

“Excluded Accounts”: (i) each Deposit Account or Securities Account set forth on Schedule 1.1B (including approximate value in each such Account), the funds or proceeds of Cash Equivalents in which are used solely for the payment, in the ordinary course of business, of salaries and wages, workers’ compensation, pension benefits and similar expenses or taxes related thereto, and each such Deposit Account or Securities Account shall not contain at any time more than the amounts necessary to fund such obligations for the current period and past periods and shall not be funded in advance of the time reasonably required, (ii) each other Deposit Account or Securities Account to the extent the aggregate balances in all such Deposit Accounts and Securities Accounts do not exceed $250,000 and (iii) any Deposit Account or Securities Account in which the assets deposited therein constitute Excluded Assets (other than pursuant to clause (c) of such definition).

“Excluded Assets” means each of the following assets of the Company and the Grantors:

(a) any lease, license, contract or agreement evidencing or giving rise to such asset to which the Company or any Grantor is a party if and to the extent that granting a security interest therein to secure the Secured Obligations (i) is prohibited by or in violation of any law, rule or regulation applicable to the Company or any Grantor, or (ii) will constitute or result in a breach, termination or default under or requires any consent not obtained under any such lease, license, contract or agreement (other than to the extent that any such law, rule, regulation, term, provision or condition would be rendered ineffective with respect to the creation of the security interest in the Collateral pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the UCC of any relevant jurisdiction or any other applicable law or principles of equity); provided that any such lease, license, contract or agreement shall cease to be an Excluded Asset and shall be included in the Collateral (and such security interest shall attach) immediately at such time as the contractual or legal prohibition shall no longer be applicable, and to the extent severable, shall attach immediately to any portion of such lease, license, contract, or agreement not subject to the prohibitions specified in subclauses (i) and (ii) of this clause (1); provided, further, that the exclusions referred to in this clause (1) shall not include any proceeds of, or substitutions or replacements for (unless such substitutions or replacements would constitute Excluded Assets), any such lease, license, contract, property right or agreement;

(b) any Capital Stock or other Investment constituting a Portfolio Investment of a Grantor if and to the extent that granting a security interest therein to secure the Secured Obligations (i) is prohibited by or in violation of the organizational documents of the Person issuing such Portfolio Investment or any shareholder or similar agreement with respect to such Portfolio Investment (a) existing on the Effective Date applicable to such Grantor or such Portfolio Investment or (b) created after the Effective Date with respect to an Investment in a Person, other than a Subsidiary Entity, if the applicable Grantor has used commercially reasonable efforts to prevent the creation of the prohibition and has so certified to the Collateral Trustee, or (ii) will result in a breach, termination or default under or requires any consent not obtained under or will cause the acceleration of any Indebtedness of the issuer of such Capital Stock (other than to the extent that any such agreement, term, provision or condition would be rendered ineffective with respect to the creation of the security interest in such Portfolio Investment pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the UCC of any relevant jurisdiction or any other applicable law or principles of equity); provided that any such Portfolio Investment shall cease to be an Excluded Asset and shall be included in the Collateral (and such security interest shall attach) immediately at such time as the organizational document, shareholder or other agreement or Indebtedness or such other restriction shall no longer be applicable or so restrictive, and to the extent severable, shall attach immediately to any portion of such Portfolio Investment not subject to the prohibitions specified in this clause (2); provided, further, that the exclusions referred to in this clause (2) shall not apply to any proceeds of, or substitutions or replacements for (unless such substitutions or replacements would constitute Excluded Assets), any such Portfolio Investment;

(c) any Excluded Account;

(d) assets, with respect to which any Applicable Law prohibits the creation or perfection of security interests therein; provided that any such asset shall cease to be an Excluded Asset and shall be included in the Collateral (and such security interests shall attach) immediately at such time as such Applicable Law prohibition shall no longer be applicable;

(e) any intent-to-use application for registration of a trademark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the filing of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, solely to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law;

(f) cash or Cash Equivalents in an aggregate amount not to exceed $46,000,000 (plus earnings thereon and all Proceeds therefrom, including cash Proceeds, in whatever form, including cash or Cash Equivalents) to the extent (and only so long as) securing reimbursement obligations to the extent permitted by the Primary Secured Instruments under letters of credit issued for the account of the Company;

(g) Portfolio Investments made after the Effective Date (other than Follow-On Investments) and all Proceeds therefrom, including cash Proceeds, in whatever form, including cash or Cash Equivalents securing (and only so long as securing) Indebtedness permitted by Section 6.1(k) of the Credit Agreement and the corresponding provisions of the other Primary Secured Instruments;

(h) 35% of the total outstanding Foreign Subsidiary Voting Stock of any Foreign Subsidiary to the extent but only for so long as a pledge thereof under the Trust Security Documents would result in material and adverse tax consequences to a Grantor under Section 956 of the Internal Revenue Code of 1986, as determined by the Company in its reasonable business judgment and certified to the Collateral Trustee; provided, that for the purposes of this clause (h) the term Foreign Subsidiary shall also include any Subsidiary organized under the laws of a jurisdiction within the United States if substantially all of the assets of such Subsidiary consist of Capital Stock of one or more “controlled foreign corporations” (as defined in Section 957 of the Code) and such Subsidiary was formed for the principal purpose of holding such Capital Stock;

(i) securities subject to a Lien permitted under Section 6.2(o) of the Credit Agreement and the corresponding provisions of the other Primary Secured Instruments, and all Proceeds therefrom, including cash Proceeds, in whatever form, including cash or Cash Equivalents, to the extent (and only so long as) subject to such Lien; and

(j) any assets subject to a Lien permitted under Section 6.2(c) of the Credit Agreement and the corresponding provisions of the other Primary Secured Instruments to the extent (and only so long as) subject to such Lien.

“Foreign Subsidiary”: any Subsidiary of the Company organized under the laws of any jurisdiction outside the United States.

“Foreign Subsidiary Voting Stock”: the voting Capital Stock of any Foreign Subsidiary.

“Grantors”: as defined in the preamble hereto.

“Intellectual Property”: all intellectual property (including, without limitation, those items listed on Schedule 3.5) owned by or exclusively licensed to such Grantor, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, all Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks and Trademark Licenses, and all rights to sue at law or in equity for any infringement, misappropriation, dilution or other impairment or violation of any of the foregoing, including the right to receive all proceeds and damages therefrom.

“Intercompany Note”: any promissory note evidencing loans made by any Grantor to the Company or any of its Subsidiaries.

“Investment Property”: the collective reference to (i) all “investment property” as such term is defined in Section 9-102(a)(49) of the UCC and (ii) whether or not constituting “investment property” as so defined, all Pledged Notes and Pledged Stock; provided, for purposes of this Agreement, Investment Property shall not include Excluded Assets.

“Issuers”: the collective reference to each issuer of any Investment Property.

“Patent License”: all agreements, whether written or oral, providing for the grant by or exclusively to any Grantor of any right to make, have made, use, offer to sell, sell or import any invention covered in whole or in part by a Patent (including, without limitation, any such agreement relating to Patents or Patent applications in the Applicable IP Office referred to in Schedule 3.5, as such schedule may be amended or supplemented from time to time).

“Patents”: (i) all letters patent and all applications for letters patent owned by or exclusively licensed to such Grantor within the United States or any other country or any political subdivision thereof, including, without limitation, any of the foregoing referred to in Schedule 3.5 (as such schedule may be amended or supplemented from time to time), (ii) all divisions, continuations, and continuations-in-part thereof and all rights to obtain any reissues or extensions of the foregoing, similar legal protections related thereto, or rights to obtain the foregoing and (iii) the right to sue for past, present and future infringements thereof.

“Pledged Notes”: all promissory notes (including all Certificated Securities evidencing debt obligations) listed on Schedule 1.1A, all Intercompany Notes at any time issued to or held by any Grantor and all other promissory notes (including all Certificated Securities evidencing debt obligations) at any time issued to or held by any Grantor.

“Pledged Portfolio Investments”: all Portfolio Investments included in the Collateral.

“Pledged Stock”: all Capital Stock (including all Certificated Securities evidencing Capital Stock) listed on Schedule 1.1A, together with any other Capital Stock (including all Certificated Securities evidencing Capital Stock) of any Issuer that may be issued or granted to, or owned by, any Grantor while this Agreement is in effect, whether or not issued or granted in respect of Capital Stock listed on Schedule 1.1A.

“Portfolio Investments”: as defined in the Credit Agreement.

“Prior Debt”: as defined in the preamble hereto.

“Proceeds”: all “proceeds” as such term is defined in Section 9-102(a)(64) of the UCC and, in any event, shall include, without limitation, all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.

“Public Notes”: as defined in the preamble hereto.

“Public Note Representative”: as defined in the Collateral Trust Agreement.

“Receivable”: any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account).

“Securities Account Control Agreement”: an agreement, in form and substance satisfactory to the Primary Holder Representatives (it being understood that such agreement shall be deemed satisfactory to the Public Note Representative if it receives an opinion of counsel from a nationally recognized law firm addressed to the Public Note Representative stating that such agreement effects, at the time of execution thereof, “control” pursuant to Section 9-106 of the UCC such that the Secured Parties have a perfected security interest in such Securities Account and the securities entitlements (as defined in Section 8-102(a) of the UCC to the financial assets held in such Securities Account), among the relevant Grantor, the relevant securities intermediary with which such Grantor maintains a Securities Account, and the Collateral Trustee with respect to collection and control (provided exclusive control is a springing control only when a Notice of Acceleration is in effect) of all assets held in such Securities Account maintained by such Grantor with such securities intermediary in order to create a perfected security interest therein.

“Securities Accounts”: as defined in Section 4.9.

“Securities Act”: the Securities Act of 1933, as amended.

“Term Loans”: as defined in the preamble hereto.

“Trademark License”: any agreement, whether written or oral, providing for the grant by or exclusively to any Grantor of any right to use any Trademark, including, without limitation, any such agreement referred to in Schedule 3.5 (as such schedule may be amended or supplemented from time to time).

“Trademarks”: (i) all trademarks, trade names, brand names, corporate names, company names, business names, fictitious business names, trade dress, domain names, service marks, logos and other source or business identifiers owned by or exclusively licensed to such Grantor, and all goodwill associated therewith or symbolized thereby, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith in the Applicable IP Office, and all common-law rights related thereto, including, without limitation, any of the foregoing referred to in Schedule 3.5, (ii) the right to obtain all renewals thereof, and (iii) the right to sue for past, present and future infringements thereof.

“UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that, in the event that, by reason of mandatory provisions of law, any of the attachment, perfection or priority of the Collateral Trustee’s and the Secured Parties’ security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

“Vehicles”: all cars, trucks, trailers, construction and earth money equipment and other vehicles (other than aircraft) covered by a certificate of title law of any state and, in any event including without limitation, the vehicles listed on Schedule 3.6 and all tires and other appurtenances to any of the foregoing.

1.2. Other Definitional Provisions. (a) The words “hereof,” “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

(b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(c) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.

(d) The words “include”, “includes” and “including” shall be deemed to be followed by “without limitation” whether or not they are in fact followed by such words or words of like import.

SECTION 2. GRANT OF SECURITY INTEREST

Each Grantor hereby grants to the Collateral Trustee, for the benefit of the Secured Parties, a security interest in, and lien on, all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor’s Secured Obligations:

(i) all Accounts;

(ii) all Chattel Paper;

(iii) all Deposit Accounts;

(iv) all Documents;

(v) all Equipment;

(vi) all Fixtures;

(vii) all General Intangibles;

(viii) all Instruments (including, without limitation, Instruments evidencing Pledged Notes listed on Schedule 1.1A hereof);

(ix) all Intellectual Property;

(x) all Inventory;

(xi) all Investment Property (including, without limitation, Investment Property evidencing Pledged Notes and Pledged Stock listed on Schedule 1.1A hereof);

(xii) subject to Section 4.12, all Letter-of-Credit Rights;

(xiii) subject to Section 4.7, all Vehicles and all title documents with respect to Vehicles;

(xiv) all Commercial Tort Claims specified on Schedule 1.1C and otherwise to the extent specifically notified to the Collateral Trustee from time to time;

(xv) all other personal property not otherwise described above;

(xvi) all books and Records pertaining to the property described in clauses (i) through (xv) above; and

(xvii) to the extent not otherwise included, all Proceeds, Supporting Obligations and products of any and all of the foregoing and all security and guarantees given by any Person with respect to any of the foregoing;

provided, however, that notwithstanding any of the other provisions set forth in this Section 2, the term “Collateral” shall not include, and no Grantor is pledging or granting a security interest in, any Excluded Assets.

SECTION 3. REPRESENTATIONS AND WARRANTIES

To induce the Secured Parties to enter into the Secured Instruments and to induce the Secured Parties to restructure their respective extensions of credit to the Company thereunder, each Grantor hereby represents and warrants to the Collateral Trustee on behalf of the Secured Parties that:

3.1. Title; No Other Liens. Except for the security interest granted to the Collateral Trustee for the benefit of the Secured Parties pursuant to this Agreement and the other Liens permitted to exist on the Collateral by the Secured Instruments, such Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Collateral Trustee, for the benefit of the Secured Parties, pursuant to this Agreement or as are permitted by the Secured Instruments.

3.2. Perfected Liens. The security interests granted pursuant to this Agreement (a) constitute valid and continuing perfected (other than with respect to unperfected liens permitted under Sections 4.7 and 4.12) security interests in all of the Collateral, in favor of the Collateral Trustee, for the benefit of the Secured Parties, as collateral security for such Grantor’s Secured Obligations, enforceable in accordance with the terms hereof, for which a security interest may be perfected by the filing of a financing statement under the UCC or filing with the United States Copyright Office or filing with the United States Patent and Trademark Office upon (i) in the case of all Collateral in which a security interest may be perfected by filing a financing statement under the UCC, the completion of such filings, (ii) the delivery to the Collateral Trustee (or its agent or bailee) of all Collateral consisting of Instruments and Certificated Securities, in each case properly endorsed for transfer to the Collateral Trustee or in blank, (iii) the execution of Securities Account Control Agreements with respect to all Securities Accounts of a Grantor constituting Collateral, (iv) the execution of Deposit Account Control Agreements with respect to all Deposit Accounts of a Grantor constituting Collateral and (v) all appropriate filings having been made with the United States Copyright Office and/or the United States Patent and Trademark Office and (b) are prior to all other Liens on the Collateral in existence on the date hereof except for Liens permitted by the Secured Instruments that have priority over the Liens on the Collateral by operation of law.

3.3. Jurisdiction of Organization; Chief Executive Office. On the date hereof, and for the immediately preceding four (4) months, the full and correct legal name of each Grantor, each such Grantor’s jurisdiction of organization, identification number from the jurisdiction of organization (if any), and the location of such Grantor’s chief executive office or principal place of business, as the case may be, are specified on Schedule 3.3. Such Grantor has furnished to the Collateral Trustee a certified charter, certificate of incorporation or other organization document and long-form good standing certificate, or an equivalent thereof, as of a date which is recent to the date hereof.

3.4. Inventory and Equipment. On the date hereof, the Inventory and the Equipment (other than mobile goods) are kept at the locations listed on Schedule 3.4.

3.5. Intellectual Property. Schedule 3.5 lists all registered Intellectual Property and all Intellectual Property for which an application for registration is pending with an Applicable IP Office (including the relevant registration, application or serial number and the jurisdiction of registration or application), in each case owned by such Grantor in its own name on the date hereof, and all exclusive Copyright Licenses, Patent Licenses and Trademark Licenses to which such Grantor is an exclusive licensee of a registered or pending application for Copyright, Patent, or Trademark in an Applicable IP Office (including the title, counterparty, and date of such licenses, as well as the registration or application number for the underlying Copyright, Patent or Trademark).

3.6. Vehicles. Schedule 3.6 is a complete and correct list of all Vehicles owned by such Grantor on the date hereof.

3.7. Commercial Tort Claims. On the date hereof, except to the extent listed in Section 2 above, no Grantor has rights in any Commercial Tort Claim with potential value in excess of $250,000.

3.8. Deposit Accounts; Securities Accounts. Schedule 3.8 (i) is a complete and correct list of all Deposit Accounts and Securities Accounts maintained by such Grantor on the date hereof and (ii) identifies Excluded Accounts maintained by such Grantor on the date hereof.

3.9. Portfolio Investments. Schedule 3.9 (i) is a complete and correct list of all Portfolio Investments owned by the Company and its Subsidiaries on the date hereof and (ii) identifies Portfolio Investments which are not included in the Collateral on the date hereof.

SECTION 4. COVENANTS

Each Grantor covenants and agrees with the Collateral Trustee for the benefit of the Secured Parties that, from and after the date of this Agreement until the Secured Obligations (other than Contingent Indemnification Obligations) shall have been paid in full:

4.1. Delivery of Instruments, Certificated Securities and Chattel Paper. If any Collateral or any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument, Certificated Security or Chattel Paper, such Instrument, Certificated Security or Chattel Paper shall be promptly, but in any event within 10 Business Days, delivered to the Collateral Trustee (or its agent or bailee), duly indorsed in blank in a manner reasonably satisfactory to the Collateral Trustee, to be held as Collateral pursuant to this Agreement.

4.2. Maintenance of Insurance. All insurance policies shall (i) provide that no cancellation thereof shall be effective until at least 30 days after receipt by the Collateral Trustee of written notice thereof, (ii) name the Collateral Trustee as insured party or loss payee, and (iii) if reasonably requested by the Collateral Trustee, include a breach of warranty clause.

4.3. Maintenance of Perfected Security Interest; Further Documentation. (a) Such Grantor shall maintain the security interest created by this Agreement as a perfected (other than with respect to unperfected liens permitted under Sections 4.7 and 4.12) security interest having at least the priority described in Section 3.2 and shall defend such security interest against the claims and demands of all Persons whomsoever, subject to liens permitted by the Secured Instruments and the rights of such Grantor under the Secured Instruments to dispose of any item of the Collateral.

(b) Such Grantor will furnish to the Collateral Trustee from time to time statements and schedules further identifying and describing the Collateral of such Grantor and such other reports in connection therewith as the Collateral Trustee or the Directing Parties (with notice to the Collateral Trustee) may reasonably request, all in reasonable detail.

(c) At any time and from time to time, upon the written request of the Collateral Trustee, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Collateral Trustee or the Directing Parties (with notice to the Collateral Trustee) may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (i) filing any financing or continuation statements under the UCC (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby, (ii) filing Intellectual Property Short Form Security Agreements substantially in the form of Annex 2 hereof, and (iii) in the case of Investment Property, Deposit Accounts, Letter of Credit Rights and any other relevant Collateral, taking any actions necessary to enable the Collateral Trustee to obtain “control” (within the meaning of the applicable UCC) with respect thereto.

4.4. Changes in Name, etc. Such Grantor will not, except upon 10 days’ prior written notice to the Collateral Trustee and the Directing Parties and delivery to the Collateral Trustee and the Directing Parties of all additional financing statements and other documents reasonably requested by the Collateral Trustee or the Directing Parties (with notice to the Collateral Trustee) to maintain the validity, perfection and priority of the security interests in favor of the Collateral Trustee provided for herein and in all other Trust Security Documents, (i) change its jurisdiction of organization or the location of its chief executive office or sole place of business or principal residence from that referred to in Section 3.3 or (ii) change its name.

4.5. Pledged Stock; Pledged Notes; Investment Property. (a) If such Grantor shall become entitled to receive or shall receive any certificate (including, without limitation, any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option, warrant, promissory note rights or other property in respect of the Pledged Stock of any Issuer, whether in addition to, in substitution of, as a conversion of, as Proceeds of, or in exchange for, any of the Pledged Stock, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Collateral Trustee and the Secured Parties, hold the same in trust for the Collateral Trustee and the Secured Parties and deliver the same forthwith to the Collateral Trustee (or its agent or bailee) in the exact form received, duly indorsed in blank in the case of an Instrument or, in the case of a Certificated Security, together with an undated stock or other applicable power covering such Certificated Security duly executed in blank by such Grantor and with, if the Collateral Trustee or the Directing Parties (with notice to the Collateral Trustee) so reasonably requests, signature guaranteed, to be held by the Collateral Trustee, subject to the terms hereof, as Collateral for the Secured Obligations. Any sums paid upon or in respect of any Pledged Stock, Pledged Notes or, to the extent not included in the foregoing, Investment Property upon the liquidation or dissolution of any Issuer shall be paid over to the Collateral Trustee to be held by it hereunder as Collateral for the Secured Obligations, unless otherwise subject to a perfected security interest in favor of the Collateral Trustee. In case any distribution of capital shall be made on or in respect of any Pledged Stock, Pledged Notes or Investment Property or any property shall be distributed upon or with respect to any Pledged Stock, Pledged Notes or Investment Property pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Collateral Trustee, be delivered to the Collateral Trustee (or its agent or bailee) to be held by it hereunder as Collateral for the Secured Obligations in accordance with the terms of the Collateral Trust Agreement. If any sums of money or property so paid or distributed in respect of any Pledged Stock, Pledged Notes or Investment Property shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Collateral Trustee, hold such money or property in trust for the Collateral Trustee and the Secured Parties, segregated from other funds of such Grantor, as Collateral for the Secured Obligations.

(b) Without the prior written consent of the Collateral Trustee, such Grantor will not agree to any amendment of any constituent document that in any way adversely affects the perfection of the security interest of the Collateral Trustee and the Secured Parties in the Collateral pledged by such Grantor hereunder, including any amendment electing to treat any membership interest or partnership interest that is part of the Collateral as a “security” under Section 8-103 of the UCC, or any election to turn any previously uncertificated Capital Stock that is part of the Collateral into certificated Capital Stock.

(c) In the case of each Grantor that is an Issuer, such Grantor agrees that (i) it will be bound by the terms of this Agreement relating to Pledged Stock, Pledged Notes and Investment Property issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Collateral Trustee promptly in writing of the occurrence of any of the events described in Section 4.5(a) with respect to the Pledged Stock, Pledged Notes and Investment Property issued by it (unless the property received by the applicable Grantor is subject to a perfected security interest in favor of the Collateral Trustee) and (iii) the terms of Sections 5.3(c) and 5.7 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 5.3(c) or 5.7 with respect to the Pledged Stock, Pledged Notes and Investment Property issued by it.

4.6. Commercial Tort Claims. If such Grantor shall obtain an interest in any Commercial Tort Claim with a potential value in excess of $50,000, such Grantor shall within five Business Days of obtaining such interest sign and deliver documentation reasonably acceptable to the Collateral Trustee granting a security interest under the terms and provisions of this Agreement in and to such Commercial Tort Claim.

4.7. Vehicles. With respect to each Vehicle acquired by such Grantor for a purchase price in excess of $150,000, within 30 days after the date of acquisition thereof, all applications for certificates of title/ownership indicating the Collateral Trustee’s first priority security interest in the Vehicle covered by such certificate, and any other necessary documentation, shall be filed in each office in each jurisdiction which the Collateral Trustee or the Directing Parties (with notice to the Collateral Trustee) shall deem advisable to perfect its security interests in the Vehicles. In the event that the aggregate purchase price of all Vehicles acquired by the Grantors exceeds $150,000 in the aggregate, the Grantors shall arrange for the Collateral Trustee’s first priority security interest to be noted on each certificate of title. Except as required by this Section 4.7, the Grantors are not required to cause the Collateral Trustee’s security interest in Vehicles to be perfected.

4.8. Deposit Accounts. (a) On or before the Effective Date, each Grantor shall execute and deliver to the Collateral Trustee executed Deposit Account Control Agreements for each Deposit Account listed on Schedule 3.8 (other than Excluded Accounts) maintained by such Grantor. Other than cash and Cash Equivalents maintained in Excluded Accounts, the Company shall cause all of the cash and Cash Equivalents of the Company and any of the other Grantors to be held in Deposit Accounts subject to Deposit Account Control Agreements (other than Excluded Accounts) or Securities Accounts that comply with Section 4.9.

(b) Before opening or replacing any Deposit Account (other than an Excluded Account), each Grantor shall (i) cause each bank or financial institution in which it seeks to open a Deposit Account to enter into a Deposit Account Control Agreement with the Collateral Trustee in order to give the Collateral Trustee “control” (as defined in Section 9-104 of the UCC) of such Deposit Account and (ii) deliver an updated Schedule 3.8 listing all Deposit Accounts then maintained by the Grantors. In the case of a Deposit Account maintained with any of the Lenders, the terms of such Deposit Account Control Agreements shall be subject to the provisions of the Collateral Trust Agreement regarding setoffs. Each Grantor agrees that the Deposit Account Control Agreement with respect to each such Deposit Account shall provide, among other things, that upon the opening by it of any Deposit Account (other than an Excluded Account), the Collateral Trustee shall have “control” (as defined in Section 9-104 of the New York UCC) with respect to such Deposit Account and all cash and other property therein.

(c) The Collateral Trustee, on behalf of the Secured Parties, agrees that the Deposit Account Control Agreements and the Securities Account Control Agreements will not require the applicable depository institution to comply solely with instructions provided by the Collateral Trustee unless a Notice of Acceleration is in effect. In addition, the rights of the Grantors with respect to the Collateral Account and Prepayment Deposit Account shall be subject to the restrictions imposed by the Credit Agreement, the Indenture and the Collateral Trust Agreement.

4.9. Securities Accounts. (a) On or before the Effective Date, and at all times thereafter until the Secured Obligations (other than Contingent Indemnification Obligations) have been paid in full, all “securities accounts” (as such term is defined in Section 8-501 of the UCC) of any Grantor (other than any Excluded Account) shall be established and maintained with any securities intermediaries reasonably acceptable to the Primary Holder Representatives (it being understood that a securities intermediary shall be deemed reasonably acceptable to the Public Note Representative if the Company delivers to the Public Note Representative an Officer’s Certificate to the effect that the executing officer has made inquiries sufficient to provide the Company a reasonable basis for concluding that such securities intermediary has a sound reputation, is in good standing with applicable regulators and is unlikely to have credit-related or solvency issues during the period in which the applicable Securities Account will be held with such securities intermediary) that have executed a Securities Account Control Agreement (collectively, the “Securities Accounts”). Any Collateral that constitutes a “financial asset” (as defined in Section 8-102(a)(9) of the UCC) shall, upon its inclusion in the Collateral, be promptly credited to a Securities Account and constitute a “security entitlement” (as defined in Section 8-102(a)(17) of the UCC) and each such financial asset shall be transferred to a Securities Account at the time of such inclusion or promptly thereafter. Each Securities Account Control Agreement shall provide that (i) all Collateral credited at any time to any Securities Account (other than any Excluded Account) shall be treated as a “financial asset” (as defined in

Section 8-102(a)(9) of the UCC), (ii) each Securities Account thereunder is a “securities account” (as defined in Section 8-501(a) of the UCC), (iii) the securities intermediary’s jurisdiction (within the meaning of Section 8-110(e)) shall be the State of New York (unless the applicable Grantor is an existing client of the applicable securities intermediary and such securities intermediary, as a matter of practice, typically elects another securities intermediary jurisdiction; provided the legal opinion contemplated in the definition of “Securities Account Control Agreement” herein is delivered by counsel in such jurisdiction), and (iv) the Collateral Trustee on behalf of the Secured Parties shall have “control” (provided control is a springing control only upon the occurrence and during the continuance of a Notice of Acceleration) of all security entitlements by the securities intermediary agreeing in the Securities Account Control Agreement that following the delivery of a “blockage notice” or other applicable notice under such Securities Account Control Agreement it will comply with entitlement orders originated by the Collateral Trustee without further consent by the Grantor or any other Person (pursuant to Section 8-106 of the UCC). The Company will use its reasonable commercial efforts to cause each Securities Account Control Agreement to provide that (i) except for the claims and interest of the Secured Parties and the applicable Loan Party in the Securities Accounts, the applicable securities intermediary does not have actual knowledge of any claim to, or interest in, the applicable Securities Account or in any “financial asset” credited thereto, and (ii) the applicable securities intermediary shall promptly notify the Collateral Trustee if any person asserts in writing any lien, encumbrance or adverse claim against the applicable Securities Account or any financial asset credited thereto. All payments made to a Securities Account (other than any Excluded Account) shall, as long as no Notice of Acceleration is in effect, be transferred to a Deposit Account that is subject to a Deposit Account Control Agreement.

(b) The Company and the other Grantors shall cause all payments due to the Company or the applicable Grantor in respect of any Pledged Portfolio Investment or any Securitization Retained Security Investment to be deposited in a Deposit Account or credited to a Securities Account subject to a Deposit Account Control Agreement or Securities Account Control Agreement, as applicable.

(c) Each Grantor hereby agrees to execute and deliver any Deposit Account Control Agreement or Securities Account Control Agreement with respect to any Deposit Account or Securities Account (in each case, other than any Excluded Account) as may be required in order to effect perfection by control, respectively, of any cash (pursuant to Section 9-104 of the UCC) or of any financial asset that could constitute a security entitlement (pursuant to Section 8-106(d)(2) of the UCC) at any time included in the Collateral as may be requested by the Collateral Trustee or any Primary Holder Representative.

(d) If a Notice of Acceleration is in effect, the Collateral Trustee may cause any cash, cash equivalents and checks held in the Deposit Accounts and the Securities Accounts to be transferred to the Collateral Account maintained under the Collateral Trust Agreement.

4.10. Intellectual Property. To the extent each Grantor considers appropriate, in its reasonable business judgment:

(a) Such Grantor (either itself or through licensees), solely with respect to material Trademarks owned by such Grantor, will (i) continue to use each Trademark in order to maintain such Trademark in full force, except to the extent that such Grantor determines in its reasonable business judgment that any such use of a Trademark is no longer necessary or beneficial to the conduct of such Grantor’s business, (ii) maintain as in the past the quality of products and services offered under such Trademark, (iii) use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable Requirements of Law, and (iv) not (and not knowingly permit any licensee thereof to) knowingly do any act or knowingly omit to do any act whereby such Trademark would reasonably be expected to become invalidated.

(b) Such Grantor (either itself or through licensees) will not knowingly do any act, or knowingly omit to do any act, whereby any material Patent owned by such Grantor may become forfeited, abandoned or dedicated to the public, except to the extent that such Grantor determines in its reasonable business judgment that the maintenance thereof is no longer necessary or beneficial to the conduct of such Grantor’s business.

(c) Such Grantor (either itself or through licensees) will not knowingly do any act or knowingly omit to do any act whereby any material portion of the Copyrights owned by such Grantor may become invalidated or dedicated to the public domain, except to the extent that such Grantor determines in its reasonable business judgment that the maintenance thereof is no longer necessary or beneficial to the conduct of such Grantor’s business.

(d) Such Grantor (either itself or through licensees) will not knowingly infringe the intellectual property rights of any other Person.

(e) Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall acquire, become the exclusive licensee of or file an application for the registration of any Intellectual Property with the Applicable IP Office, such Grantor shall report such filing or acquisition to the Collateral Trustee within fifteen Business Days after the last day of the fiscal quarter. Upon request of the Collateral Trustee or any Primary Holder Representative, such Grantor shall execute and deliver, and have recorded, an Intellectual Property Short Form Security Agreement substantially in the form of Annex 2 hereof and any and all agreements, instruments, documents, and papers as the Collateral Trustee may reasonably request to evidence the Collateral Trustee’s and the Lenders’ security interest in any Copyright, Patent or Trademark and the goodwill and general intangibles of such Grantor relating thereto or represented thereby.

(f) Such Grantor will take reasonable and necessary steps in its reasonable business judgment, including, without limitation, in any proceeding before the Applicable IP Office, to maintain each registration of the material Intellectual Property owned by such Grantor, including, without limitation, filing of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees.

(g) In the event that any material Intellectual Property owned by such Grantor is infringed by a third party, such Grantor shall (i) take such actions or no actions as such Grantor deems appropriate in its reasonable business judgment under the circumstances to protect such material Intellectual Property, including without limitation, determining whether to sue for infringement (including damages) and/or seek injunctive relief; and (ii) promptly notify the Collateral Trustee and each Primary Holder Representative after it learns thereof.

4.11. Copies of Material Transaction Documents Relating to Portfolio Investments and Securitization Retained Security Investments. At any time while a Notice of Acceleration is in effect, upon the reasonable request of the Collateral Trustee or any Primary Holder Representative, the Grantors will provide, or cause to be provided, to the requesting party copies (in an electronic medium) of any material transaction documents relating to one or more Portfolio Investments or Securitization Retained Security Investments specified in such request; provided that (i) the delivery of such copies shall not constitute any representation or warranty by any Grantor that such copies (a) are correct and complete or (b) constitute all transaction documents relating to the Portfolio Investments or Securitization Retained Security Investments that the Primary Holder Representatives would necessarily determine to be material, and (ii) not later than seven Business Days following the date on which any Portfolio Investments or Securitization Retained Security Investments is withdrawn from the Collateral (as may be permitted under Section 6.12 of the Collateral Trust Agreement) the Primary Holder Representatives agree to use commercially reasonable efforts to return to the Grantors any paper or electronic copies (or if not capable of physical delivery, to permanently erase any such electronic copies) of the transaction documents, related to such withdrawn Portfolio Investments or Securitization Retained Security Investments.

4.12. Letter-of-Credit Rights. The Company and the other Grantors will not be required to perfect the security interest granted to the Collateral Trustee in respect of (i) any Letter-of-Credit Rights securing obligations under subleases of the Company and the other Grantors or (ii) any other Letter-of-Credit Rights unless the aggregate amount of such Letter-of-Credit Rights exceeds $1,000,000.

SECTION 5. REMEDIAL PROVISIONS

5.1. Certain Matters Relating to Receivables. (a) So long as a Notice of Acceleration is in effect, the Collateral Trustee shall have the right, with written notice to the Company, to make test verifications of the Receivables in accordance with Section 5.2(a) of this Agreement, and each Grantor shall furnish all such assistance and information as the Collateral Trustee may reasonably require in connection with such test verifications.

(b) The Collateral Trustee hereby authorizes each Grantor to collect such Grantor’s Receivables, and the Collateral Trustee may pursuant to a written notice to the Company curtail or terminate said authority at any time when a Notice of Acceleration is in effect. If required by the Collateral Trustee at any time while a Notice of Acceleration is in effect, any payments of Receivables, when collected by any Grantor, (i) shall be forthwith (and, in any event, within five Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Collateral Trustee if required, in the Collateral Account, subject to withdrawal by the Collateral Trustee for the account of the Secured Parties only as provided in Section 5.5, and (ii) until so turned over, shall be held by such Grantor in trust for the Collateral Trustee and the Secured Parties, segregated from other funds of such Grantor.

(c) When a Notice of Acceleration is in effect, at the Collateral Trustee’s request pursuant to a written notice to the Company, each Grantor shall deliver to the Collateral Trustee all original and other documents in its possession or control evidencing, and relating to, the agreements and transactions that gave rise to the Receivables, as the Collateral Trustee shall reasonably request.

5.2. Communications with Obligors; Grantors Remain Liable. (a) The Collateral Trustee in its own name or in the name of others may at any time while a Notice of Acceleration is in effect, following written notice to the Company, communicate with obligors under the Receivables to verify with them to the Collateral Trustee’s satisfaction the existence, amount and terms of any Receivables.

(b) Following the written request of the Collateral Trustee while a Notice of Acceleration is in effect, each Grantor shall notify obligors on the Receivables owned by such Grantor that such Receivables have been assigned to the Collateral Trustee for the benefit of the Secured Parties and that payments in respect thereof are required to be made directly to the Collateral Trustee.

(c) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Receivables (or any agreement giving rise thereto) to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Subject to any Applicable Laws, neither the Collateral Trustee nor any Secured Party shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Collateral Trustee or any Secured Party of any payment relating thereto, nor shall the Collateral Trustee or any Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

5.3. Pledged Stock and Pledged Notes. (a) Unless a Notice of Acceleration is in effect and the Collateral Trustee shall have given notice to the relevant Grantor and the Company of the Collateral Trustee’s intent to exercise its corresponding rights pursuant to Section 5.3(b), each Grantor shall be permitted to receive all cash dividends paid in respect of any Investment Property, including the Pledged Stock, and, subject to the terms and conditions of the Secured Instruments, all payments made in respect of the Pledged Notes, and to exercise all voting and corporate or other organizational rights with respect to the Pledged Stock and Pledged Notes.

(b) If a Notice of Acceleration is in effect and the Collateral Trustee shall have given notice of its intent to exercise such rights to the relevant Grantor or Grantors and the Company, (i) the Collateral Trustee shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of any Investment Property, including the Pledged Stock and the Pledged Notes, and make application thereof to the Secured Obligations in such order as is set forth in the Collateral Trust Agreement, and (ii) any or all of the Pledged Stock and the Pledged

Notes shall be registered in the name of the Collateral Trustee or its nominee, and the Collateral Trustee or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Pledged Stock or Pledged Notes at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Pledged Stock and Pledged Notes as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Stock and Pledged Notes upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate or other organizational structure of any Issuer, or upon the exercise by any Grantor or the Collateral Trustee of any right, privilege or option pertaining to such Pledged Stock or Pledged Notes, and in connection therewith, the right to deposit and deliver any and all of the Pledged Stock or the Pledged Notes with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Collateral Trustee may determine), all, subject to any Applicable Laws, without liability except to account for property actually received by it, but the Collateral Trustee shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(c) Each Grantor hereby authorizes and instructs each Issuer of any Pledged Stock or Pledged Notes pledged by such Grantor hereunder to comply with any instruction received by it from the Collateral Trustee in writing that (i) states that a Notice of Acceleration is in effect and (ii) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from, or the consent of, such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying.

5.4. Proceeds to be Turned Over To Collateral Trustee. In addition to the rights of the Collateral Trustee and the Secured Parties specified in Section 5.1 with respect to payments of Receivables, if a Notice of Acceleration is in effect, all Proceeds received by any Grantor consisting of cash, cash equivalents, checks and Instruments shall be held by such Grantor in trust for the Collateral Trustee and the Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor be turned over to the Collateral Trustee to be deposited in the Collateral Account in the exact form received by such Grantor (duly indorsed by such Grantor to the Collateral Trustee, if required). All Proceeds received by the Collateral Trustee hereunder shall be held by the Collateral Trustee in the Collateral Account in accordance with the terms of the Collateral Trust Agreement. All Proceeds while held by the Collateral Trustee in the Collateral Account (or by such Grantor in trust for the Collateral Trustee and the Secured Parties) shall continue to be held as collateral security for all the Secured Obligations and shall not constitute payment thereof until applied as provided in Section 5.5.

5.5. Application of Proceeds. If a Notice of Acceleration is in effect, the Collateral Trustee shall apply all or any part of Proceeds constituting Collateral, whether or not held in the Collateral Account, in payment of the Secured Obligations at the times and in the manner provided in the Collateral Trust Agreement.

5.6. Code and Other Remedies. If a Notice of Acceleration is in effect, the Collateral Trustee, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the UCC or any other Applicable Laws. Without limiting the generality of the foregoing, if a Notice of Acceleration is in effect, the Collateral Trustee, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice referred to below or otherwise required by law) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived to the extent not prohibited by law), may in such circumstances forthwith, without notice to the Company and the relevant Grantor, collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Collateral Trustee or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Collateral Trustee shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to bid for or purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released to the extent not prohibited by Applicable Laws, and may make payment on account thereof by using any claim then due and payable to the Secured Parties by such Grantor as a credit against the purchase price (pursuant to procedures established by the Collateral Trustee), and the Collateral Trustee may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor. Each Grantor further agrees, at the Collateral Trustee’s request, to assemble the Collateral and make it available to the Collateral Trustee at places which the Collateral Trustee shall reasonably select, whether at such Grantor’s premises or elsewhere. The Collateral Trustee shall apply the net proceeds of any action taken by it pursuant to this Section 5.6, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Collateral Trustee and the Secured Parties hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Secured Obligations, in such order provided for in the Collateral Trust Agreement, and, subject to any Applicable Laws, only after such application and after the payment by the Collateral Trustee of any other amount required by any provision of law, including, without limitation, Section 9-615(a)(3) of the UCC, need the Collateral Trustee account for the surplus, if any, to any Grantor. To the extent permitted by Applicable Laws, each Grantor waives all claims, damages and demands it may acquire against the Collateral Trustee or any Secured Party arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

5.7. Registration Rights. (a) If the Collateral Trustee shall determine to exercise its right to sell any or all of the Pledged Stock pursuant to Section 5.6 at any time when a Notice of Acceleration is in effect, and if in the opinion of the Collateral Trustee or the Directing Parties (with notice to the Collateral Trustee) it is necessary or advisable to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act, the relevant Grantor will use commercially reasonable efforts to cause the Issuer thereof to (i) execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Collateral Trustee, necessary or advisable to register the Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its commercially reasonable efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of two years from the date of the first public offering of the Pledged Stock, or that portion thereof to be sold, and (iii) use commercially reasonable efforts to make all amendments thereto and/or to the related prospectus which, in the opinion of the Collateral Trustee, are necessary, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. Each Grantor agrees to cause such Issuer to comply with the provisions of the securities or “Blue Sky” laws of any and all jurisdictions which the Collateral Trustee shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

(b) Each Grantor recognizes that the Collateral Trustee may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Collateral Trustee shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

(c) Each Grantor agrees to use commercially reasonable efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section 5.7 valid and binding and in compliance with any and all other applicable Requirements of Law. Each Grantor further agrees that a breach of any of the covenants contained in this Section 5.7 will cause irreparable injury to the Collateral Trustee and the Secured Parties, that the Collateral Trustee and the Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 5.7 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees (to the extent not prohibited by Applicable Laws) not to assert any defenses against an action for specific performance of such covenants except for a defense that no Notice of Acceleration is in effect.

5.8. Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Secured Obligations and the reasonable fees and disbursements of any attorneys employed by the Collateral Trustee to collect such deficiency.

5.9. Grant of Intellectual Property License. For the purpose of enabling the Collateral Trustee, upon the occurrence and during the continuance of an Event of Default, to exercise the rights and remedies under this Agreement at such time as the Collateral Trustee shall be lawfully entitled to exercise such rights and remedies and for no other purpose, each Grantor hereby grants to the Collateral Trustee, to the extent assignable, for the benefit of the Collateral Trustee and the Secured Parties, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to any Grantor) to use, license or sublicense any Intellectual Property now owned or hereafter acquired by such Grantor, subject to, in the case of Trademarks, rights of quality control and inspection in favor of such Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof.

SECTION 6. THE COLLATERAL TRUSTEE

6.1. Collateral Trustee’s Appointment as Attorney-in-Fact, etc. (a) Each Grantor appoints the Collateral Trustee and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement while a Notice of Acceleration is in effect, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement while a Notice of Acceleration is in effect, and, without limiting the generality of the foregoing, each Grantor hereby gives the Collateral Trustee the power and right, on behalf of such Grantor, with notice to such Grantor, to do any or all of the following while a Notice of Acceleration is in effect:

(i) in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or Contract or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Trustee for the purpose of collecting any and all such moneys due under any Receivable or with respect to any other Collateral whenever payable;

(ii) in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Collateral Trustee may request to evidence the Collateral Trustee’s and the Secured Parties’ security interest in such Intellectual Property and the goodwill and General Intangibles of such Grantor relating thereto or represented thereby;

(iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefore and the costs thereof;

(iv) execute, in connection with any sale provided for in Section 5.6 or 5.7, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(v) (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the

Collateral Trustee or as the Collateral Trustee shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Trustee may deem appropriate; (7) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Collateral Trustee shall in its sole discretion determine; and (8) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Trustee were the absolute owner thereof for all purposes, and do, at the Collateral Trustee’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Collateral Trustee deems necessary to protect, preserve or realize upon the Collateral and the Collateral Trustee’s and the Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

(b) So long as a Notice of Acceleration is in effect, if any Grantor fails to perform or comply with any of its agreements contained herein, the Collateral Trustee, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c) The expenses of the Collateral Trustee incurred in connection with actions undertaken as provided in this Section 6.1, together with interest thereon at a rate per annum equal to the highest rate per annum at which interest would then be payable on any category of past due ARB Loans under the Credit Agreement, from the date of payment by the Collateral Trustee to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Collateral Trustee on demand.

(d) Each Grantor hereby ratifies all that said attorneys-in-fact shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

6.2. Duty of Collateral Trustee. Subject to any Applicable Laws, the Collateral Trustee’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Collateral Trustee deals with similar property for its own account. Neither the Collateral Trustee, any Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the

Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Collateral Trustee and the Secured Parties hereunder are solely to protect the Collateral Trustee’s and the Secured Parties’ interests in the Collateral and shall not impose any duty upon the Collateral Trustee or any Secured Party to exercise any such powers. The Collateral Trustee and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

6.3. Authorization of Financing Statements. To the extent permitted by Applicable Laws, each Grantor authorizes the Collateral Trustee and any Primary Holder Representative on behalf of the Collateral Trustee, to file or record financing statements (with notice to the Collateral Trustee and the other Holder Representatives) and other filing or recording documents or instruments with respect to the Collateral in such form and in such offices as the Collateral Trustee or such Primary Holder Representative, as the case may be, determines appropriate to perfect the security interests of the Collateral Trustee under this Agreement. Each Grantor authorizes the Collateral Trustee or such Primary Holder Representative, as the case may be, to use the collateral description “all personal property” or words of similar effect in any such financing statements.

6.4. Authority of Collateral Trustee. Each Grantor acknowledges that the rights and responsibilities of the Collateral Trustee under this Agreement with respect to any action taken by the Collateral Trustee or the exercise or non-exercise by the Collateral Trustee of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Trustee and the Secured Parties, be governed by the Collateral Trust Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Trustee and the Grantors, the Collateral Trustee shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

SECTION 7. MISCELLANEOUS

7.1. Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 6.3 of the Collateral Trust Agreement.

7.2. Notices. All notices, requests and demands to or upon the Collateral Trustee or any Grantor hereunder shall be effected in the manner provided for in Section 6.1 of the Collateral Trust Agreement; provided that any such notice, request or demand to or upon any Grantor shall be addressed to such Grantor at its notice address set forth on Schedule 3.3 or such other address specified in writing to the Collateral Trustee in accordance with the Collateral Trust Agreement.

7.3. No Waiver by Course of Conduct; Cumulative Remedies. Neither the Collateral Trustee nor any Secured Party shall by any act (except by a written instrument pursuant to Section 7.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Collateral Trustee or any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Trustee or any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Collateral Trustee or such Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

7.4. Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Collateral Trustee and the Secured Parties and their successors and assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Trustee, except as permitted pursuant to Section 6.3 of the Credit Agreement and Section 6.3 of the Indenture, and any attempted assignment in violation of this Section 7.4 shall be void ab initio.

7.5. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

7.6. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

7.7. Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

7.8. Integration. This Agreement and the other Secured Instruments represent the agreement of the Grantors, the Collateral Trustee and the Secured Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by any Grantor, the Collateral Trustee or any Secured Party relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Secured Instruments.

7.9. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

7.10. Submission To Jurisdiction; Waivers. Each Grantor, and by its acceptance hereof, the Collateral Trustee, hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Secured Instruments to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and

(c) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

7.11. Additional Grantors. Each Subsidiary of the Company that is required to become, or that the Company desires to become, a party to this Agreement pursuant to Section 5.12 of the Credit Agreement or Sections 5.12 or 13.8 of the Indenture shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 hereto.

7.12. Releases. (a) At the time and to the extent provided in Section 6.12(a) of the Collateral Trust Agreement, the Collateral or any applicable portion thereof shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Collateral Trustee and each Grantor hereunder shall terminate, in accordance with the provisions of the Collateral Trust Agreement. At the request and sole expense of any Grantor following any such termination, the Collateral Trustee shall promptly (and in any event within 2 Business Days after receipt of such request) deliver to such Grantor any Collateral held by the Collateral Trustee hereunder, and promptly (and in any event within 2 Business Days after receipt of such request) execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

(b) At the times and to the extent provided in Sections 6.12(d), (e), (f) and (g) of the Collateral Trust Agreement, the Collateral so specified shall be released from the Liens created hereby on such Collateral, in accordance with the provisions of the Collateral Trust Agreement. At the request and sole expense of any Grantor following any such release, the Collateral Trustee shall promptly (and in any event within 2 Business Days after receipt of such request) deliver to such Grantor any Collateral held by the Collateral Trustee hereunder, and promptly (and in any event within 2 Business Days after receipt of such request) execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such release.

(c) At the times and to the extent provided in Section 6.12(c) of the Collateral Trust Agreement, any Subsidiary Grantor so specified shall be released from its obligations hereunder, and the Liens over the Capital Stock of such Subsidiary Grantor shall also be released, in accordance with the provisions of the Collateral Trust Agreement. At the request and sole expense of any Grantor following any such release, the Collateral Trustee shall promptly (and in any event within 2 Business Days after receipt of such request) deliver to such Grantor any Collateral held by the Collateral Trustee hereunder, and promptly (and in any event within 2 Business Days after receipt of such request) execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such release.

7.13. Collateral Trust Agreement. (a) Notwithstanding anything herein to the contrary, the liens and security interests granted to the Collateral Trustee pursuant to this Agreement, the exercise of any right or remedy by the Collateral Trustee hereunder and each other provision of this Agreement are, as between or among the Collateral Trustee and the Secured Parties, subject to the provisions of the Collateral Trust Agreement and the rights of the Second Parties set forth in the Collateral Trust Agreement. In the event of any conflict between the terms of the Collateral Trust Agreement and the terms of this Agreement, the terms of the Collateral Trust Agreement shall govern.

(b) The Collateral Trustee shall be entitled to all the rights, privileges, protections and immunities set forth in the Collateral Trust Agreement in connection with the execution of this Agreement and the performance of its duties hereunder.

7.14. WAIVER OF JURY TRIAL. EACH GRANTOR, AND BY ACCEPTANCE OF THE BENEFITS HEREOF, THE COLLATERAL TRUSTEE, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

7.15 Public Note Representative Rights and Protections. With respect to any action taken, permitted or required to be taken, or not taken by the Public Note Representative under this Agreement, the conduct of the Public Note Representative shall be governed by the Indenture, and the Public Note Representative shall have the same rights and be entitled to the same protections and immunities as are set forth in the Indenture with respect to actions or inaction by the Indenture Trustee thereunder.

IN WITNESS WHEREOF, each of the undersigned has caused this Security Agreement to be duly executed and delivered as of the date first above written.

AMERICAN CAPITAL, LTD.

By:
Name:
Title:

Schedule 1.1A

DESCRIPTION OF INVESTMENT PROPERTY

DEBT OR EQUITY	Issuer Name	Name of Security	Certificate or Note Number	Face Amount for Debt	Number of Shares for Equity	Issue Date for Debt/Certificate Date for Equity	Re-Issue Date	Name of Entity to whom Shares or Notes are issued

1. EQUITY

2. EQUITY

3. DEBT

4. DEBT

Schedule 1.1B

EXCLUDED ACCOUNTS

Schedule 1.1C

COMMERCIAL TORT CLAIMS

Schedule 3.3

JURISDICTION OF ORGANIZATION AND ADDRESS OF CHIEF EXECUTIVE OFFICE

Full Legal Name of Grantor	Jurisdiction of Organization	Address of Chief Executive Office

Schedule 3.4

LOCATIONS OF INVENTORY AND EQUIPMENT

Grantor	Locations

Schedule 3.5

INTELLECTUAL PROPERTY

COPYRIGHTS

COPYRIGHT LICENSES

PATENTS

PATENT LICENSES

TRADEMARKS

TRADEMARK LICENSES

Schedule 3.6

VEHICLES

Schedule 3.8

DEPOSIT ACCOUNTS

SECURITIES ACCOUNTS

Schedule 3.9

PORTFOLIO INVESTMENTS

ACKNOWLEDGEMENT AND CONSENT

The undersigned hereby acknowledges receipt of a copy of the Security Agreement dated as of [    ], 2010 (the “Agreement”), made by the Grantors parties thereto for the benefit of [    ], as Collateral Trustee. The undersigned agrees for the benefit of the Collateral Trustee and the Secured Parties as follows:

The undersigned will be bound by the terms of the Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.

The terms of Sections 5.3(c) and 5.7 of the Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 5.3(c) or 5.7 of the Agreement.

[NAME OF ISSUER]

By:
Name:
Title:

Address for Notices:

Fax:

Annex 1 to

Security Agreement

ASSUMPTION AGREEMENT, dated as of             , 201     (the “Assumption Agreement”), made by                                         (the “Additional Grantor”), in favor of [    ], as Collateral Trustee (in such capacity, the “Collateral Trustee”) for the banks and other financial institutions or entities (the “Secured Parties”) in connection with the Security Agreement referred to below. All capitalized terms not defined herein shall have the meaning ascribed to them in such Security Agreement.

W I T N E S S E T H :

WHEREAS, American Capital, Ltd. (the “Company”) and certain of its Affiliates (other than the Additional Grantor) have entered into the Security Agreement, dated as of [            ], 2010 (as amended, supplemented or otherwise modified from time to time, the “Security Agreement”) in favor of the Collateral Trustee for the benefit of the Secured Parties;

WHEREAS, pursuant to the Secured Instruments the Additional Grantor is required to become a party to the Security Agreement; and

WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Security Agreement;

NOW, THEREFORE, IT IS AGREED:

1. Security Agreement. By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 7.11 of the Security Agreement, hereby becomes a party to the Security Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor thereunder and hereby (a) grants to the Collateral Trustee, for the benefit of the Secured Parties, as collateral security for the prompt and complete payment of performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations of the Additional Grantor, a security interest in, all of the Collateral. The information set forth in Annex 1-A hereto is hereby added to the information set forth in the Schedules to the Security Agreement.

2. Governing Law. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

1

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GRANTOR]

By:
Name:
Title:

2

Annex 1-A to

Assumption Agreement

Supplement to Schedule 1.1A

Supplement to Schedule 1.1B

Supplement to Schedule 1.1C

Supplement to Schedule 3.3

Supplement to Schedule 3.4

Supplement to Schedule 3.5

Supplement to Schedule 3.6

Supplement to Schedule 3.8

Supplement to Schedule 3.9

i

Annex 1 to

Security Agreement

GRANT OF

SECURITY INTEREST IN [TRADEMARK/PATENT/COPYRIGHT] RIGHTS

This GRANT OF SECURITY INTEREST IN [TRADEMARK/ PATENT/ COPYRIGHT] RIGHTS (“Agreement”), effective as of             , 20     is made by [Grantor], a [state] [form of entity], located at [address] (the “Grantor”), in favor of [            ], [a             ], as Collateral Trustee (in such capacity, the “Collateral Trustee”) under the Collateral Trust and Intercreditor Agreement, dated as of [ ], 2010 (as amended, supplemented or otherwise modified from time to time, the “Collateral Trust Agreement”), among the Grantors, the Primary Holder Representatives (as defined therein) and the Collateral Trustee.

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, the Lenders have made Term Loans to the Company upon the terms and subject to the conditions set forth therein;

WHEREAS, pursuant to the Indenture, the Company has issued its Public Notes upon the terms and subject to the conditions set forth therein;

WHEREAS, in connection with the Credit Agreement and the Indenture, the Grantors have executed and delivered a Security Agreement, dated as of             , 2010, in favor of the Collateral Trustee for the benefit of the Secured parties (together with all amendments and modifications, if any, from time to time thereafter made thereto, the “Security Agreement”);

WHEREAS, pursuant to the Security Agreement, the Grantor granted to the Collateral Trustee for the benefit of the Secured Parties a security interest in all Intellectual Property, including the [Trademarks/Patents/Copyrights]; and

WHEREAS, the Grantor has duly authorized the execution, delivery and performance of this Agreement;

NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the Grantor agrees, for the benefit of the Collateral Trustee and the Secured Parties, as follows:

SECTION 1. Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided in the Security Agreement or provided by reference in the Collateral Trust Agreement.

SECTION 2. Grant of Security Interest. The Grantor hereby grants a security interest in all of the Grantor’s right, title and interest in, to and under the [Trademarks/Patents/Copyrights] (including, without limitation, those items listed on Schedule A hereto) (collectively, the “Collateral”), to the Collateral Trustee for the benefit of the Collateral Trustee and the Secured Parties to secure payment, performance and observance of the Secured Obligations.

SECTION 3. Certain Limited Exclusions [Applicable to Security Interest in Trademarks]. Notwithstanding anything herein to the contrary, in no event shall the security interest granted under Section 2 hereof attach to any “intent-to-use” application for registration of a Trademark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the filing of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, solely to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law.

SECTION 4. Purpose. This Agreement has been executed and delivered by the Company for the purpose of recording the grant of security interest herein with the United States [Patent and Trademark][Copyright] Office. The security interest granted hereby has been granted to the Collateral Trustee in connection with the Security Agreement and is expressly subject to the terms and conditions thereof. The Security Agreement (and all rights and remedies of the Collateral Trustee and the Secured Parties thereunder) shall remain in full force and effect in accordance with its terms.

SECTION 4. Acknowledgment. The Company does hereby further acknowledge and affirm that the rights and remedies of the Collateral Trustee and the Secured Parties with respect to the security interest in the Collateral granted hereby are more fully set forth in the Collateral Trust Agreement and the Security Agreement, the terms and provisions of which (including the remedies provided for therein) are incorporated by reference herein as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the terms of the Security Agreement, the terms of the Security Agreement shall govern.

SECTION 5. Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together constitute one and the same original.

(Remainder of the page intentionally left blank)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the day and year first above written.

[GRANTOR]

By:
Name:
Title:
Date:

[ ], as Collateral Trustee for the Secured Parties

By:
Name:
Title:
Date:

Schedule A

U.S. [Patent/Trademark/Copyright] Registrations and Applications